AN ASTERISK (*) INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF A CONFIDENTIAL TREATMENT REQUEST.

PSA The Bond Market Trade Association
MASTER REPURCHASE AGREEMENT
September 1996 Version

Dated as of March 5, 1998

By and Between:

WMF CAPITAL CORP.

and

MERRILL LYNCH MORTGAGE CAPITAL INC.

1.     APPLICABILITY

       From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.     DEFINITIONS

       (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party,
              (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

       (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

       (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;

       (d) "Buyer's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

       (e)    "Confirmation", the meaning specified in Paragraph 3(b) hereof;

       (f) "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

       (g)    "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

       (h)    "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

       (i) "Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

       (j) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

       (k) "Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

       (l) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

       (m) "Prime Rate", the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

       (n) "Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

       (o) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

       (p) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

       (q) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

       (r) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

       (s) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

       (t) "Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.     INITIATION; CONFIRMATION; TERMINATION

       (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

       (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

       (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.     MARGIN MAINTENANCE

       (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

       (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

       (c) If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.


       (d) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

       (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or a Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

       (f) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or a Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.     INCOME PAYMENTS

       Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.     SECURITY INTEREST

       Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.     PAYMENT AND TRANSFER

       Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.     SEGREGATION OF PURCHASED SECURITIES

       To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

            REQUIRED DISCLOSURE FOR TRANSACTIONS IN WHICH THE SELLER
                  RETAINS CUSTODY OF THE PURCHASED SECURITIES

              Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

              *Language to be used under 17 C.F.R. Section 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

              **Language to be used under 17 C.F.R. Section 403.5(d) if Seller is a financial institution.

9.     SUBSTITUTION

       (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

       (b) In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.    REPRESENTATIONS

       Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.    EVENTS OF DEFAULT

       In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

       (a) The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

       (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession or control.

       (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

       (d) If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

              (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonably manner) at such price or prices as the nondefaulting party may reasonable deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

              (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

              Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

       (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

       (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

       (g) The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

       (h) To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

       (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.    SINGLE AGREEMENT

       Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.    NOTICES AND OTHER COMMUNICATIONS

       Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.    ENTIRE AGREEMENT; SEVERABILITY

       This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.    NON-ASSIGNABILITY; TERMINATION

       (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

       (b) Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.    GOVERNING LAW

       This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principals thereof.

17.    NO WAIVERS, ETC.

       No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.    USE OF EMPLOYEE PLAN ASSETS

       (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

       (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

       (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.    INTENT

       (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

       (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

       (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

       (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

20.    DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

       The parties acknowledge that they have been advised that:

       (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

       (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

       (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.



WMF CAPITAL CORP.                            MERRILL LYNCH MORTGAGE
                                             CAPITAL INC.


By:  /s/ Michael D. Ketcham                  By:  /s/ Michael Blum
     ----------------------                       ----------------

Title Executive Vice President               Title: Managing Director
      ------------------------                      -----------------

Date: March 13, 1998                         Date:  March 5, 1998
      --------------                                -------------

AN ASTERISK (*) INDICATES THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF A CONFIDENTIAL TREATMENT REQUEST.

                                     ANNEX I
                                   (CONTINUED)

                      SUPPLEMENTAL TERMS AND CONDITIONS TO
                        THE MASTER REPURCHASE AGREEMENT,
                        DATED AS OF MARCH 5, 1998, BY AND
                          BETWEEN WMF CAPITAL CORP. AND
                       MERRILL LYNCH MORTGAGE CAPITAL INC.


1.     APPLICABILITY.

       These Supplemental Terms (the "Supplemental Terms") to Master Repurchase Agreement (the "Master Repurchase Agreement", and collectively with these Supplemental Terms, the "Agreement") modify the terms and conditions under which the parties hereto, from time to time, enter into Transactions. To the extent that these Supplemental Terms conflict with the terms of the Master Repurchase Agreement, these Supplemental Terms shall control.

2.     ADDITIONAL DEFINITIONS.

       Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Master Repurchase Agreement. Capitalized terms used in the Master Repurchase Agreement whose definitions are modified in these Supplemental Terms shall, for all purposes of this Agreement, be deemed to have such modified definitions.

       "Act of Insolvency" shall have the meaning set forth in the Master Repurchase Agreement except that the number of days set forth in Paragraph 2(a)(ii)(C) of the Master Repurchase Agreement shall be thirty
       (30) days.

       "Advance Rate" shall mean a fraction (expressed as a percentage), the numerator of which is one and the denominator of which is Buyer's Margin Percentage. The Advance Rate shall be separately determined by MLMCI, in its sole discretion, for each Eligible Mortgage Loan and shall not exceed
       * of the outstanding principal balance for such Eligible Mortgage Loan.

       "ALTA Lender's Title Insurance Policy" shall refer to a form of lender's title insurance policy adopted by the American Land Title Association.

       "Appraisal Institute" shall refer to a certain not-for-profit association of real estate appraisers the principal offices of which are located in Chicago, Illinois.

       "Book Net Worth" shall refer to the equity of Seller determined in accordance with GAAP.

       "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks located in the States of New York and Massachusetts are authorized or permitted to close for business.

       "Buyer's Margin Percentage" shall have the meaning set forth in the Master Repurchase Agreement except that the percentage referred to therein shall be (i) * with respect to Purchased Securities for which the Advance Rate is *, (ii) * with respect to Purchased Securities for which the related Advance Rate is *, (iii) * with respect to Purchased Securities for which the related Advance Rate is * and for which * of the related Repurchase Price is guaranteed by Guarantor pursuant to the Guaranty and the terms of this Agreement. Notwithstanding anything to the contrary, MLMCI shall have the ability to adjust the Buyer's Margin Percentage with respect to any credit lease loans.

       "CERCLA" shall refer to the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

       "Class A Commercial Real Estate Products" shall refer to Commercial Real Estate Products that are designated as "Class A" by MLMCI in its sole discretion.

       "Closing Agent" shall mean a closing attorney, title insurance company or other closing agent of Seller set forth on Exhibit D hereto, as the same shall be amended from time to time with the consent of MLMCI.

       "Code" shall refer to the Internal Revenue Code of 1986, as amended.

       "Commercial Real Estate Products" shall refer to the mortgage loans (i) secured by first liens on real property subject to Section 42 of the Code (regarding low income housing tax credit), (ii) acceptable to MLMCI, in its sole discretion and (iii) the Mortgage Files relating to which have been delivered to the Custodian pursuant to the Custody Agreement.

       "Confirmation/Funding Request" shall have the meaning of "Confirmation" set forth in the Master Repurchase Agreement and shall be substantially in the form attached hereto as Exhibit A.

       "Cooperative Loans" shall refer to mortgage loans (i) secured by first liens on commercial real property that are cooperative buildings, (ii) acceptable to MLMCI, in its sole discretion and (iii) the Mortgage Files relating to which have been delivered to the Custodian pursuant to the Custody Agreement.

       "Covenant Compliance Certificate" shall refer to the monthly certificate required to be delivered by Seller to any Warehouse Lenders under any Warehouse Facilities.

       "Credit Committee Presentation" shall refer to the written presentation of Seller to its credit committee regarding the origination or acquisition of a Mortgage Loan, in such detail as MLMCI may reasonably request.

       "Custodian" shall refer to the custodian named in the Custody Agreement.

       "Custody Agreement" shall refer to the Custody Agreement, dated as of March 5, 1998, by and among Seller, MLMCI and the Custodian named therein, as the same may be modified and amended from time to time.

       "Default Rate" shall mean a per annum percentage rate equal to the Pricing Rate with respect to any particular Transaction plus thirty (30) basis points.

       "Disbursement Instructions" shall refer to the funding instructions for a Mortgage Loan sent by Seller to the Closing Agent that is closing the Mortgage Loan, which instructions shall specifically indicate that the related Mortgage Loan will be funded with MLMCI's funds and that such Mortgage Loan has been sold to MLMCI under the Agreement.

       "Eligible Mortgage Loans" shall refer to Mortgage Loans (i) that have been reviewed by MLMCI, (ii) that are conduit eligible (including, without limitation, Class A Commercial Real Estate Products), as determined by MLMCI in its sole discretion, and (iii) as to which the representations and warranties contained in Paragraph 9(b) and 9(c) of these Supplemental Terms are true as of any date of determination. The determination of whether a Mortgage Loan constitutes an Eligible Mortgage Loan shall be made by MLMCI in a commercially reasonable manner. Any Whole Mortgage Loan that is originated in full compliance with the Guidelines shall constitute an Eligible Mortgage Loan.

       "FDIC" shall refer to the Federal Deposit Insurance Corporation.

       "FHA" shall refer to the Federal Housing Administration.

       "First Union" shall refer to First Union National Bank.

       "FNMA" shall refer to the Federal National Mortgage Association.

       "GAAP" shall mean generally accepted accounting principles consistently applied.

       "Guarantor" shall refer to The WMF Group, Ltd., a Delaware corporation.

       "Guaranty" shall refer to the guaranty by the Guarantor of the obligations of Seller under the Agreement and the Custody Agreement, in a form mutually agreed upon by the parties.

       "Guidelines" shall refer to (i) the Origination Requirements and (ii) the WMF Guidelines.

       "Hazardous Materials" shall mean without limitation, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, lead-based paint and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including, without limitation, CERCLA, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and any regulations promulgated pursuant thereto.

       "Key Personnel Termination Event" shall mean that both Lawrence A. Brown and Michael H. Greco shall, for whatever reason, cease to be employed by, and to regularly provide services to, Seller as its President and Chief Executive Officer, respectively (or in an equivalent capacity), on a full-time basis.

       "LIBOR" shall mean the London Interbank Offered Rate for one-month United States Dollar deposits as set forth on page 8695 of Knight-Ridder as of 8:00 a.m., New York time, on the date of determination.

       "Merrill Lynch" shall refer to Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates.

       "MLMCI" shall refer to Merrill Lynch Mortgage Capital Inc., its affiliates and its permitted assigns.

       "Monthly Mortgage Loan Report" shall refer to a report substantially in the form of Exhibit E hereto.

       "Mortgage" shall mean a duly recorded first mortgage or first deed of trust on improved commercial real property.

       "Mortgage File" shall have the meaning set forth in the Custody
       Agreement.

       "Mortgage Loans" shall refer to Whole Mortgage Loans, Commercial Real Estate Products and Cooperative Loans.

       "Mortgaged Premises" shall mean the real property, including all buildings, structures, improvements or fixtures thereon and all appurtenances, water rights, privileges and benefits pertaining thereto, that is conveyed, pledged or mortgaged, or in which a security interest is granted under a mortgage or deed of trust to secure the payment and performance of a Mortgage Loan.

       "NationsBank" shall refer to NationsBank, N.A.

       "Net Income" shall mean, for any period, the net income of the Seller for such period as determined in accordance with GAAP.

       "Note" shall mean a promissory note, together with any rider, addendum or amendment thereto, evidencing a Mortgage Loan.

       "Obligor" shall mean with respect to any Mortgage Loan, the Person or Persons obligated to make payments with respect to such Mortgage Loan, including any guarantor thereof.

       "Origination Requirements" shall refer to the requirements set forth in the schedule attached hereto as Exhibit F for the origination of Mortgage Loans. "Person" means a corporation, association, partnership, organization, business, trust, individual, a government or political subdivision thereof, any governmental agency or any other entity.

       "Phase I Environmental Hazard Assessment Report" shall refer to a report prepared in substantial compliance with the procedures described under the caption "Phase I Environmental Site Assessment Process" in the most recent edition of the Standard Practice for Environmental Site Assessments issued by the American Society for Testing and Materials, a certain not-for-profit association the principal offices of which are located in Philadelphia, Pennsylvania.

       "Price Differential" shall mean, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on the basis of twelve 30-day months and a 360-day year during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to MLMCI with respect to such Transaction).

       "Pricing Rate" shall have the meaning set forth in the Master Repurchase Agreement except that the percentage referred to therein for each Transaction shall be specified in the related Confirmation/Funding Request. Except as may be otherwise mutually agreed upon at the time of any particular Transaction, the Pricing Rate shall mean (i) a mutually agreed upon number of basis points (but not in excess of * basis points) in excess of LIBOR for all Purchased Securities for which the related Advance Rate is the Advance Rate requested by Seller (which requested Advance Rate is subject to the maximum Advance Rate), (ii) * basis points less than what would otherwise be the mutually agreed upon number of basis points in excess of LIBOR for all Purchased Securities for which the related Advance Rate is less than the Advance Rate requested by Seller (which requested Advance Rate is subject to the maximum Advance
       Rate), (iii) * basis points less than what would otherwise be the mutually agreed upon number of basis points in excess of LIBOR for all Purchased Securities for which the related Advance Rate is the Advance Rate requested by Seller (which requested Advance Rate is subject to the maximum Advance Rate) and for which * of the related Repurchase Price is guaranteed by Guarantor pursuant to Guaranty and the terms of this Agreement.

       "Purchase Price," with respect to any Transaction shall be determined by dividing the Market Value of the Eligible Mortgage Loan by the related Buyer's Margin Percentage. The Purchase Price for any Eligible Mortgage Loan shall not exceed * of the outstanding principal balance of such Eligible Mortgage Loan as of the Purchase Date; provided, however, that MLMCI may, in its discretion (but without any obligation to do so), pay a Purchase Price for any Eligible Mortgage Loan in excess of the outstanding principal balance thereof.

       "Responsible Officer" shall mean, as to any Person, any officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

       "Rating Agencies" shall refer to (i) Moody's Investors Service, Inc. and any successor thereto, (ii) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto,
       (iii) Fitch IBCA and any successor thereto, and (iv) Duff & Phelp's Credit Rating Co. and any successor thereto.

       "Securities" shall, in addition to the definition set forth in the Master Repurchase Agreement, refer to Mortgage Loans.

       "Seller" shall, in all cases under the Master Repurchase Agreement and these Supplemental Terms, refer to WMF Capital Corp.

       "Seller's Margin Amount" shall have the meaning set forth in the Master Repurchase Agreement except that the percentage referred to therein for each Transaction shall be referred to in the related Confirmation/Funding Request.

       "Servicer" shall refer, as to each Mortgage Loan, to the servicer of such Mortgage Loan listed on Attachment I to the related Confirmation/Funding Request, which servicer may be an affiliate of Seller.

       "Subsidiary" of any Person means any corporation of which more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, collectively by such Person and one or more of its Subsidiaries or collectively by one or more of such Person's other Subsidiaries.

       "Transaction" shall, in addition to the definition set forth in the Master Repurchase Agreement, refer to substitutions pursuant to Paragraph 9 of the Master Repurchase Agreement.

       "UCC" shall refer to the Uniform Commercial Code.

       "Warehouse Facilities" shall refer to all credit facilities existing between either Seller and any counterparty other than MLMCI, as the same shall be amended and supplemented from time to time.

       "Warehouse Lender" shall mean, individually or collectively, a warehouse lending institution that has disbursed funds to Seller, and has acquired a lien on the related Mortgage Loan.

       "Whole Mortgage Loans" shall refer to the mortgage loans, including without limitation credit lease loans, secured by first liens on commercial real property, the Mortgage Files relating to which have been delivered to the Custodian pursuant to the Custody Agreement.

       "WMF Guidelines" shall mean the origination, underwriting, credit and collection policies and practices of Seller relating to the Mortgage Loans which shall incorporate the Origination Requirements and shall be in form and substance acceptable to MLMCI.

3.     MODIFICATIONS TO MASTER REPURCHASE AGREEMENT.

       (a) All references to Buyer in the Master Repurchase Agreement shall be deemed to be references to MLMCI and all references to Seller in the Master Repurchase Agreement shall be deemed to be references to Seller as specified in these Supplemental Terms.

       (b) Paragraph 3 of the Master Repurchase Agreement is hereby amended by adding the following sentence at the end of subparagraph (a):
                  Seller shall assign, transfer, and convey to MLMCI all of Seller's right (but not its obligations), title, and interest held directly or indirectly, through a loan participation contract or otherwise, in and to the Purchased Securities.

       (c) Paragraph 4(a) of the Master Repurchase Agreement is hereby amended to provide that the Market Value of all Purchased Securities determined for purposes of assessing the existence of any Margin Deficit shall assume the conversion of the Purchased Securities into Commercial Mortgage Backed Securities.

       (d) Paragraph 4(b) of the Master Repurchase Agreement is hereby amended to provide that the Market Value of all Purchased Securities determined for purposes of assessing the existence of any Margin Excess shall not exceed the outstanding principal balance of all Eligible Mortgage Loans then subject to the Agreement.

       (e) Paragraph 11(d)(ii) of the Master Repurchase Agreement is hereby deleted in its entirety and restated as follows:

                     (ii) as to Transactions in which the defaulting party is
              MLMCI, (A) purchase securities or mortgage loans (collectively, "Replacement Securities") of the same class and amount, in the case of securities, and of substantially the same maturity, principal amount and interest rate, in the case of mortgage loans, as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, calculated as the average of the prices obtained from three nationally recognized registered broker/dealers that buy and sell comparable mortgage loans in the secondary market.

4.     CONFIRMATION/FUNDING REQUESTS.

       (a) Each Confirmation/Funding Request shall be prepared and duly executed by Seller and delivered to MLMCI prior to 3:00 p.m., New York City time, not later than the proposed Purchase Date for the related Transaction. Each such Confirmation/Funding Request delivered by Seller to MLMCI shall be complete in every respect except for the signature of an authorized signatory of MLMCI.

       (b) Each Confirmation/Funding Request shall be binding upon Seller and MLMCI unless written notice of objection is given by the objecting party to the other party hereto within one (1) Business Day after MLMCI has delivered the completed Confirmation/Funding Request to Seller.

       (c) Notwithstanding the last sentence of Paragraph 3(b) of the Master Repurchase Agreement, in the event of any conflict between the terms of a Confirmation/Funding Request and this Agreement, such Confirmation/Funding Request shall prevail.

5.     INCOME PAYMENTS.

       All payments and distributions, whether in cash or in kind, made on or with respect to the Purchased Securities shall, unless otherwise mutually agreed by MLMCI and Seller, be paid, delivered or transferred,in the case of Mortgage Loans, so long as an Event of Default on the part of Seller, an Additional Event of Termination as set forth in Paragraph 11 of these Supplemental Terms or a Margin Deficit shall not have occurred and be continuing, directly to Seller from the related mortgagor or servicer. Payments and distributions received by MLMCI pursuant to Paragraph 10(b)(i) of the Supplemental Terms shall be applied to the reduction of the aggregate Repurchase Price owed by Seller pursuant to the terms and conditions of the Agreement.

6.     MARKET VALUE DETERMINATION.

       MLMCI shall determine the Market Value for the Purchased Securities in its reasonable business judgment from time to time and at such time as it may elect in its sole discretion; provided, however, that MLMCI shall assign a Market Value of zero to (i) any Mortgage Loan that is not an Eligible Mortgage Loan, (ii) any Mortgage Loan that has been delinquent for at least thirty (30) days (iii) any loan that is not eligible for securitization as determined in MLMCI's sole discretion or (iv) any Mortgage Loan with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement or the Custody Agreement that materially adversely affects MLMCI's interest in such Mortgage Loan and which breach has not been cured prior to the date on which Market Value is being determined. Without limiting the foregoing, the parties agree that (i) the value of the hedge transactions referred to in Paragraph 9(d)(xix) of these Supplemental Terms shall be a factor incorporated into MLMCI's determination of Market Value and (ii) MLMCI shall, upon Seller's request, provide to Seller explanations regarding MLMCI's determination of Market Value (provided, however, that the determination of Market Value shall be made by MLMCI as aforesaid).

7.     INTENT OF THE PARTIES; SECURITY INTEREST.

       (a) In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that MLMCI shall have a perfected first priority security interest in all of the Purchased Securities. In such event, this Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any and all of the Purchased Securities purported to be covered by this Agreement, and Seller hereby grants MLMCI a security interest in said Purchased Securities and in Seller's rights in any contracts and agreements relating to said Purchased Securities.

       (b) Seller shall pay all fees and expenses associated with perfecting such security interest.

       (c) It is the understanding of the parties that MLMCI shall be obligated to purchase any Mortgage Loan tendered for sale by Seller pursuant to the Agreement, subject to the limitations of Paragraph 23 of these Supplemental Terms, so long as such Mortgage Loan satisfies the eligibility criteria set forth in the Agreement and no Event of Default or other event of termination under the Agreement shall have occurred.

8.     DELIVERY OF ADDITIONAL DOCUMENTS; APPROVAL OF MORTGAGE LOANS.

       (a) Seller shall cause each closing attorney to deliver to MLMCI through the Custodian, prior to the Purchase Date for the initial Transaction in which such closing attorney acts as Closing Agent, a letter from such closing attorney addressed to MLMCI (with a copy to Seller) stating that immediately upon the funding of each such Mortgage Loan such closing attorney shall hold the related Mortgage File exclusively for the benefit of MLMCI.

       (b) Prior to or simultaneously with the execution of this Agreement, Seller shall deliver to MLMCI such documentation relating to Seller and/or Guarantor as MLMCI may reasonably request. Such documentation may include, without limitation, the authorizing resolutions of Seller with respect to this Agreement and the Transactions hereunder, the Certificate of Secretary, Articles of Incorporation, Bylaws, guaranty, or opinions of external counsel for Seller and/or Guarantor, as the case may be, which relate to the transactions contemplated in the Agreement. Such documentation may also include, without limitation, opinions of counsel for Seller and/or Guarantor with respect to the status of MLMCI's first-priority security interests in the Mortgage Loans.

       (c) Prior to or simultaneously with the execution of this Agreement, Seller shall deliver to MLMCI a list of Closing Agents, which list shall be acceptable to MLMCI in its sole discretion and attached to these Supplemental Terms as Exhibit D.

       (d) Prior to or simultaneously with the execution of this Agreement, Seller shall deliver to MLMCI a list of Seller's authorized signatories for purposes of executing Confirmation/Funding Requests, which list shall be attached to these Supplemental Terms as Exhibit H.

       (e) Seller shall, within two (2) Business Days of the Purchase Date of any Mortgage Loan, deliver to MLMCI (or its designee) copies of the Disbursement Instructions and Credit Committee Presentations relating to such Mortgage Loan. In addition, Seller shall, within two (2) Business Days of the Purchase Date of any Commercial Real Estate Products, provide MLMCI with the information set forth at Exhibit G in order to assist MLMCI in its market analysis. The provisions of this subparagraph (e) shall be subject to Paragraph 12 of these Supplemental Terms.

       (f) The parties acknowledge that the Mortgage File relating to any Mortgage Loan will not be delivered to the Custodian on the related Purchase Date but must be delivered to the Custodian (with copies to MLMCI) within five (5) Business Days of the Purchase Date.

       (g) Simultaneously with the delivery to the Custodian of the Mortgage File evidencing a Mortgage Loan pursuant to the Custody Agreement, Seller shall submit to MLMCI copies of such Mortgage File so that MLMCI can determine if such Mortgage Loan is an Eligible Mortgage Loan and subject to purchase by MLMCI hereunder. MLMCI shall make such determination within two (2) Business Days of its having received the required documentation. The failure of MLMCI to respond to Seller within such two (2) Business Day period shall be deemed to be an affirmative response. Disputes with respect to the eligibility of a Mortgage Loan shall be submitted to one of the Rating Agencies for final arbitration.

       (h) Seller shall deliver to MLMCI the following items within five (5) Business Days of the Purchase Date of a Mortgage Loan:

                 (i)    The servicing agreement with the Servicer pursuant to
                     which the related Mortgage Loan is serviced to the extent not previously delivered to MLMCI;

                 (ii)   An executed letter of instructions to the related
                     Servicer, countersigned by such Servicer, substantially in the form of Exhibit B hereto; and

                 (iii)  A fully executed assignment of any third-party custodial agreements relating to the Mortgage Loan, with copies of such assignments attached thereto.

9.     REPRESENTATIONS, WARRANTIES AND COVENANTS.

       (a) Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

                 (i)    The execution, delivery and performance of this
                     Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties;

                 (ii)   This Agreement is, and each Transaction when entered
                     into under this Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

                 (iii)  Since the date of the most recent balance sheet or
                     financial statement delivered by it pursuant to Paragraph 13 hereof, there has been no material adverse change in its financial condition or results of operations.

       (b) Seller represents and warrants as to each Transaction and the Mortgage Loans relating thereto as of the Purchase Date of such Transaction as follows:

                 (i)    All information prepared and provided by Seller to MLMCI
                     in connection with each Confirmation/Funding Request concerning the Mortgage Loans and the related Disbursement Instructions and Credit Committee Presentation are true and correct in all material respects;

                 (ii)   All data and other information prepared and provided by
                     or on behalf of Seller to the Custodian, whether in writing, by electronic transmission or on computer tape or diskette or otherwise, is true and correct in all material respects;

                 (iii)  Seller is causing each Mortgage Loan to be serviced in conformity with the servicing standards described in Paragraph 18 of these Supplemental Terms;

                 (iv)   Each Mortgage Loan was originated or purchased by Seller
                     not earlier than sixty (60) days prior to the related Purchase Date;

              (v) All servicing contracts between Seller and any of its affiliates under which an affiliate of Seller acts as Servicer are arms length contracts reflecting terms and conditions (including, without limitation, servicing fees) generally prevailing in the mortgage loan market at the time such contracts became effective;

        (vi)  Applicable Disbursement Instructions have been provided to the related Closing Agent and such Closing Agent has agreed that funds provided by MLMCI for the origination of the Mortgage Loan are to be held in escrow and not disbursed until the requirements of such Disbursement Instructions have been satisfied; and

        (vii) No Mortgage Loan is subject to the lien of a Warehouse Lender.

       (c) Except as otherwise set forth in a schedule of exceptions (which schedule shall describe in reasonable detail each exception applicable to each specific representation and/or warranty for a particular Mortgage Loan) delivered by Seller to MLMCI prior to the respective Purchase Date and attached to the related

              Confirmation/Funding request, Seller hereby represents and warrants as to each Mortgage Loan, as of the Purchase Date of the related Transaction:

                 (i)    The payments required to be made under the terms of the
                     Note have not been 30 days (or more) delinquent more than once in the twelve month period prior to the Purchase Date. Seller has not advanced funds, or induced, solicited or received any advance of funds from a party other than the owner of the Mortgaged Premises, directly or indirectly, for the payment of any amount required by the Note or Mortgage. There is no current delinquency, exclusive of any period of grace, in any payment by the mortgagor thereunder.

                 (ii)   There are no delinquent taxes, water charges, sewer
                     rents, assessments (including assessments payable in future installments), insurance premiums, or other outstanding charges affecting the Mortgaged Premises. No escrow payments or other charges or payments due Seller are delinquent or have been capitalized under the Note.

                 (iii)  The terms of the Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that (A) are part of the Mortgage File, (B) have been recorded in the applicable public recording office if necessary to maintain the priority of the lien of the Mortgage, and (C) have been delivered to the Custodian.

                 (iv)   Neither the Note nor the Mortgage is subject to any
                     right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any term of the Note or the Mortgage, nor the exercise of any right thereunder, render the Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted.

                 (v)    Insurance, issued by one insurer or multiple insurers
                     each of which is generally acceptable for conduit lending to commercial lending institutions covering (A) all buildings upon the Mortgaged Premises, (B) loss of rental income, and (C) liability of the mortgagor, is in full force and effect. If upon origination of the Mortgage Loan, the Mortgaged Premises was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and flood insurance has been made available) a flood insurance policy that meets the requirements of FNMA is in effect. Each such insurance policy contains a standard mortgagee clause naming Seller, their successors and assigns as the mortgagees and all premiums thereon have been paid. No person has engaged in any act or omission that would impair the coverage of such policy or the benefits of the mortgagees' endorsements. The Note or the Mortgage obligates the mortgagor to maintain all such insurance at its cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance and to obtain reimbursement therefor from the mortgagor.

                 (vi)   Any and all requirements of any federal, state or local
                     law applicable to the origination, sale and servicing of the Mortgage Loan have been satisfied.

                 (vii)  No portion of the Mortgaged Premises originally subject to the Mortgage has been released from the lien created by the Mortgage, in whole or in part, nor has any instrument been executed that would effect such a release.

                 (viii) The Mortgage (A) is properly recorded (or, if not
                     recorded, has been submitted for recording, is in form and substance acceptable for recording and, when properly recorded, will be sufficient under the laws of the jurisdiction wherein the Mortgaged Premises is located to reflect of record the lien created by such mortgage) and the Mortgage is a valid, continuing and enforceable first priority lien (subject only to the matters described in clause (ix) hereof) on the Mortgaged Premises, including all improvements on the Mortgaged Premises owned by the mortgagor, all other fixtures on the Mortgaged Premises owned by the mortgagor and all additions, alterations and replacements made at any time with respect to the foregoing, and (B) provides for an assignment of rents, income and profits from the Mortgaged Premises, or, if the Mortgage does not so provide, a separate assignment of all rents, income and profits from the Mortgaged Premises was executed by the mortgagor, was properly recorded (or, if not recorded, has been submitted for recording, is in form and substance acceptable for recording and, when properly recorded, will be sufficient under the laws of the jurisdiction wherein the Mortgaged Premises is located to reflect of record the lien of such assignment) and creates a valid, existing and enforceable lien and security interest of the same priority as the lien created by the Mortgage, and is either in the possession of the Custodian or, following recording, will be delivered to the Custodian.

                 (ix)   The lien created by the Mortgage is subject only to (A)
                     a lien relating to current real property taxes not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally, that are specifically referred to in the lender's title insurance policy delivered to Seller and that do not adversely affect the value of the Mortgaged Premises, and (C) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Premises.

                 (x)    Any security agreement, chattel mortgage or equivalent
                     document delivered in connection with the Mortgage Loan establishes and creates a valid security interest in the property described therein and there are no filings in the appropriate public records evidencing any prior security interest in such property. A UCC financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in the personal property subject to the lien created by the mortgage or any separate security agreement, chattel mortgage or equivalent document, or a UCC financing statement with respect to the personal property subject to the lien of the Mortgage or any separate security agreement, chattel mortgage or equivalent document has been fully executed in accordance with applicable laws and is in form and substance sufficient, upon recordation and/or filing thereof in all necessary places, to perfect a valid security interest in such personal property. The Mortgaged Premises was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien other than the lien created by the Mortgage.

                 (xi)   The Note and the Mortgage, and the other agreements
                     executed in connection therewith, are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                 (xii)  The proceeds of the Mortgage Loan have been fully
                     disbursed to or for the account of the mortgagor, and no person is obligated to advance additional funds under the Mortgage Loan. Any and all requirements set forth in any document evidencing, securing or otherwise executed in connection with the Mortgage Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed therefor that were to have been complied with on or before the date on which this representation is made or is deemed made have been complied with, and all costs, fees and expenses incurred in connection with the origination and closing of the Mortgage Loan and the recording of the Mortgage have been paid.

                 (xiii) Immediately prior to the assignment of the Mortgage Loan to MLMCI, Seller was the sole legal, beneficial and equitable owners of the

                     Note and the Mortgage, and Seller assigned the Mortgage Loan to MLMCI free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

                 (xiv)  The lien created by the Mortgage is insured by an ALTA
                     Lender's Title Insurance Policy that insures (subject to the exceptions referred to in clause (ix) hereof) Seller, its successors and assigns as to the first priority lien created by the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal and, if the Mortgage Loan is an adjustable rate loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage interest rate. Such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Premises, and contains no survey exceptions other than as may be generally acceptable by regulated institutional commercial mortgage lenders. Such lender's title insurance policy is in full force and effect, full premiums for such policy, including all endorsements and special endorsements, have been paid. No claims have been made under such lender's title insurance policy, and no person has done, by act or omission, anything that would impair the coverage of such lender's title insurance policy. Such lender's title insurance policy is assignable to MLMCI without the consent of or any notification to the insurer.

                 (xv)   There has been no declaration by Seller of, and, to the
                     best of Seller's knowledge, no event has occurred and is continuing that would give rise to, a default, breach, violation or event of acceleration under the Mortgage or the Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration. No default, breach, violation or event of acceleration has been waived in writing except as such is included in the Mortgage Files. No person other than the holder of the Note may declare an event of default or accelerate the related indebtedness under such Mortgage Loan.

                 (xvi)  There are no mechanics' or similar liens or claims that have been filed or recorded for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Premises that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

                 (xvii) All improvements that were considered in determining the appraised value of the Mortgaged Premises lie wholly within the boundaries and building restriction lines of the Mortgaged Premises, no such improvements encroach upon easements running thereto or to adjoining properties, and no improvements on adjoining properties encroach upon the Mortgaged Premises or easements running thereto. All physical amenities, access routes or other items that materially benefit the Mortgaged Premises are under the direct control of the mortgagor, constitute permanent easements that benefit and are part of the Mortgaged Premises or are public property, and the Mortgaged Premises, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, has all necessary permits and approvals for ingress and egress and is adequately serviced by public water, sewer systems and utilities. The Mortgaged Premises comprises solely one or more tax parcels lying wholly within the boundaries of the legal description of the Mortgaged Premises contained in the Mortgage and the related title insurance policy.

                 (xviii) The Mortgage Loan was either originated or purchased by
                     Seller.

                 (xix)  The Mortgaged Premises is in good repair, is free of damage and waste that would materially and adversely affect its value and the Mortgaged Premises has not been materially damaged by fire, wind or other cause, which damage has not been fully repaired or for which insurance proceeds have not been received or are not expected to be received in an amount sufficient to pay for such full repairs. There is no proceeding pending for the total or partial condemnation thereof. Seller inspected, or caused to be inspected, the Mortgaged Premises in connection with the origination or purchase of the Mortgage Loan.

                 (xx)   The Mortgage Loan contains no equity participation by
                     the originator and does not provide for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Premises. The indebtedness evidenced by the Note is not convertible to an ownership interest in the Mortgaged Premises or the mortgagor, and Seller has not financed nor does it own, directly or indirectly, any equity in the Mortgaged Premises or the mortgagor. The Note and Mortgage contain customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security intended to be provided thereby. Either the Mortgage or applicable law provides for the appointment of a receiver or other custodian for the rents in the event of a default thereunder, or, to the extent permitted by law, allows Seller to enter into possession to collect rents.

                 (xxi)  No relief has been requested or, to the best of Seller's knowledge is available, to the mortgagor under the Soldiers and Sailors Civil Relief Act of 1940, as amended.

                 (xxii) The Note is not secured by a lien on any real property other than the lien created by the related Mortgage.

                 (xxiii) The Mortgage File contains an appraisal of the
                     Mortgaged Premises made and signed, prior to the approval of the Mortgage Loan application, by an appraiser, duly appointed by Seller or their predecessor in interest, who had no interest, direct or indirect in the Mortgaged Premises or in any loan made on the security thereof, whose compensation was not affected by the approval or disapproval of the Mortgage Loan, who was state-licensed or state-certified, if required under the laws of the state in which the related Mortgage Premises is located, at the time the appraisal was conducted and signed, who was a member of the Appraisal Institute and who met the minimum qualifications required by FNMA. Such appraisal conformed when made to the requirements applicable to FIRREA or FDIC-insured savings associations, shows separately the value of the land and the value of the buildings erected thereon and states that the appraiser examined the Mortgaged Premises.

                 (xxiv) If the Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves or may be substituted in accordance with applicable law, and is named in the Mortgage. No fees or expenses are or will become payable by MLMCI to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor.

                 (xxv)  Seller has no knowledge of any circumstances or
                     condition with respect to the Mortgage, the Mortgaged Premises, the mortgagor or the mortgagor's credit standing that can reasonably be expected to cause institutional investors to regard the Mortgage Loan as an unacceptable investment. To the best of Seller's knowledge, there exist no proceedings that would adversely affect the ability of the mortgagor to meet its obligations under the Mortgage Loan. To the best of Seller's knowledge, neither the mortgagor, nor any guarantor of the Mortgage Loan, is a party to any bankruptcy, reorganization, insolvency or comparable proceeding.

                 (xxvi) The Mortgaged Premises is not subject to a condominium declaration and the Mortgage Loan does not permit the improvements on the Mortgaged Premises to be converted to a condominium. If the Mortgaged Premises is improved by a multifamily dwelling, no more than twenty (20) percent of the net rentable space of the Mortgaged Premises is non-residential, which percentage limitation will not be increased during the term of the Mortgage Loan. No commercial lease contains an option to purchase, right of first refusal or similar provision. All commercial leases contain acceptable subordination language that makes such leases expressly subordinate to the Mortgage Loan.

                 (xxvii) The Mortgaged Premises is in all material respects in compliance with and lawfully used, operated and occupied under applicable zoning and building laws or regulations, and no Seller has received any notification from any governmental authority that the Mortgaged Premises does not comply with such laws or regulations, is being used, operated or occupied unlawfully or has failed to obtain or maintain any inspection, license or certificates. If the Mortgaged Premises constitutes a legal nonconforming use, Seller have (A) obtained a statement from the appropriate local authority to the effect that the nonconforming improvements may be rebuilt to current density and used and occupied for such nonconforming purposes if damaged or destroyed, or (B) obtained a "law and ordinance" endorsement to the related hazard insurance policy that fully insures against loss due to the operation of the applicable zoning ordinance.

                 (xxviii) If the Mortgage Loan is an adjustable rate loan,
                     Seller (or, if Seller purchased the Mortgage Loan, to the best of Seller's knowledge, all prior owners) have properly calculated adjustments in the mortgage interest rate and monthly payment amount for each adjustment date occurring prior to the Purchase Date and have notified the related mortgagor of such adjustments, all in accordance with the Note and applicable law.

                 (xxix) The Mortgage Loan is principally and directly secured by a fee simple interest in real property or secured as provided in the WMF Guidelines.

                 (xxx)  If any portion of the Mortgaged Premises is owned by a cooperative apartment corporation, the cooperative apartment corporation is in compliance with all applicable federal, state and local law and is a "cooperative housing corporation" within the meaning of Section 216 of the Code.

                 (xxxi) The Mortgaged Premises is in material compliance with all environmental laws, ordinances, rules, regulations and orders of federal, state or governmental authorities that pertain thereto. Except for any asbestos or asbestos-containing material that an environmental site assessment report recommends be removed or otherwise treated and as to which recommended action there exists a holdback sufficient to pay for the cost of such action, no Hazardous Material has been or is incorporated in, stored on or under, released from, treated on, transported to or from or disposed of on or from, the Mortgaged Premises such that, under applicable law (A) any such Hazardous Material would be required to be eliminated before the Mortgaged Premises could be altered, renovated, demolished or transferred, or (B) the owner of the Mortgaged Premises, or the holder of a security interest therein, could be subjected to liability for the removal of such Hazardous Material or the elimination of the hazard created thereby. Neither Seller nor the related mortgagor has received notification from any federal, state or other governmental authority relating to any Hazardous Materials on or affecting the Mortgaged Premises or to any potential or known liability under any environmental law arising from the ownership or operation of the Mortgaged Premises.

       (xxxii) The Mortgage Loan has a debt service coverage ratio of at least 1.20 to 1.0 with the exception of credit lease loans which have a debt service coverage ratio of at least
                     1.00 to 1.00.

               (xxxiii)      The loan to value ratio of the Mortgage Loan is
                     not greater than 80% with the exception of credit lease loans which have a loan to value ratio of not greater than 100%.

               (xxxiv)       The title company and law firm engaged in the
                     origination of each Mortgage Loan is listed in Exhibit H attached hereto.

          (xxxv) Each Mortgage Loan was originated in conformity with the WMF Guidelines, which guidelines are consistent with underwriting procedures for commercial mortgage loans securitized in rated public offerings.

       (d)    Seller covenants with MLMCI as follows:

                 (i)    Seller shall notify MLMCI of any material changes in the
                     terms of, or the parties to, the Warehouse Facilities within one (1) Business Day of Seller receiving written notice of such changes, whether or not such changes have yet become effective;

                 (ii)   All financial and other covenants made by such Seller
                     under the Warehouse Facilities shall be deemed to be made directly to MLMCI as though fully set forth herein; provided, however, that any such covenants that require such Seller to obtain MLMCI's consent prior to entering into financing arrangements (other than the Transactions contemplated hereby) shall be deemed to merely require prior written notice by such Seller to MLMCI of such financing arrangements without any requirement for the consent of MLMCI;

                 (iii)  Seller shall be at the time it delivers any Purchased
                     Securities to the Custodian or MLMCI for any Transaction, and shall continue to be, through the Purchase Date relating to each such Transaction, the legal and beneficial owner of such Purchased Securities free and clear of any lien, security interest, option or encumbrance except for the security interest created by this Agreement and any security interest created by the Warehouse Facilities;

                 (iv)   Seller shall deliver to MLMCI the Covenant Compliance
                     Certificate by the same manner of delivery and at the same time as such Seller is required to deliver it under the Warehouse Facilities, and MLMCI may rely on such Covenant Compliance Certificate as if it were a direct addressee;

                 (v)    Each Mortgage Loan shall be serviced by the related
                     Servicer in accordance with the provisions of Paragraph 18 of these Supplemental Terms;

                 (vi)   Seller shall promptly notify MLMCI after the occurrence
                     of any change contemplated by Paragraph 11(a) of these Supplemental Terms;

                 (vii)  Notwithstanding any other provision of this Agreement, no Mortgage Loan shall be subject to this Agreement or to the Custody Agreement for more than three hundred sixty-four (364) days in aggregate;


                 (viii) Seller shall provide MLMCI with a Monthly Mortgage Loan
                     Report not later than the last Business Day of each calendar month with respect to the Mortgage Loans sold by Seller hereunder;

                 (ix)   Seller shall provide an officer's certificate to MLMCI
                     within thirty (30) days following the end of each calendar month certifying that Seller is in compliance with the requirements of Paragraphs 9(d)(xxi), 9(d)(xxiii) and 11(h);

                 (x)    Not more than 20% of the aggregate outstanding
                     Repurchase Price for all Transactions, as of any date of determination, shall relate to Eligible Mortgage Loans that are Class A Commercial Real Estate Products;

                 (xi)   Seller agrees to retain Merrill Lynch to (i) advise
                     and consult with Seller regarding the economics and structure of any proposed securitization that includes Mortgage Loans originated by Seller and which are purchased under the Agreement, (ii) prepare, with the assistance of Seller and its affiliates, any communication necessary to arrange for a securitization, including presentations to the Rating Agencies, preparation of a prospectus or private placement memorandum, (iii) serve as underwriter in a public securitization or placement agent in a private placement or Merrill Lynch placement, as the case may be, at an underwriting fee of 18.75 basis points, with the exception of Mortgage Loans secured by Class A Commercial Real Estate Products;

                 (xii)  Seller shall offer or cause to be offered exclusively to
                     Merrill Lynch, the position of sole lead manager or sole lead placement agent of each offering of commercial mortgage-backed securities by Seller where the underlying mortgage loans include (i) mortgage loans originated by MLMCI and/or (ii) Mortgage Loans originated by Seller and subject to this Agreement; provided, however, that Seller shall not be obliged to offer such position to Merrill Lynch in the event that the Pricing Rate for any Transaction exceeds * basis points in excess of LIBOR without Seller's prior consent;

                 (xiii) Seller agrees to offer or cause to be offered to Merrill
                     Lynch the position of sole lead manager or sole lead placement agent with respect to Seller's next two (2) issuances of Commercial Mortgage Backed Securities ("CMBS") provided the execution of the first CMBS is deemed successful by Merrill Lynch and Seller; Seller acknowledges and agrees that the issuances of publicly offered CMBS contemplated in this Paragraph 9(d)(xiii) shall be made under the shelf registration statement of Merrill Lynch; MLMCI agrees to contribute the lesser of (i) 35% of the total underlying mortgage loans for each CMBS or (ii) the total amount of commercial mortgage loans then outstanding in its inventory; not to exceed $750,000,000 in any calendar year;

       (xiv)  Seller agrees to grant to MLMCI the right of first
                     refusal to provide any other secured commercial mortgage loan credit facility relating to Eligible Mortgage Loans;

                 (xv)   In the event that a collateral pool originated by First
                     Union, or one of its affiliates (the "First Union Loans") or NationsBank, or one of its affiliates (the "NationsBank Loans") is contributed to the pool of Mortgage Loans eligible for securitization, MLMCI hereby agrees that Merrill Lynch will not charge the 18.75 basis points on the First Union Loans or the NationsBank Loans;

                 (xvi)  MLMCI agrees that Merrill Lynch will accept First Union or NationsBank as co-managers on any securitizations at the request of Seller; the parties agree that acceptance of any other co-managers will be by mutual consent of Merrill Lynch and Seller, which consent shall not be unreasonably withheld;

                 (xvii) Subject to Seller contributing 25% of the underlying mortgage loans or assets to any securitization as contemplated herein, MLMCI agrees to grant to Seller and or its affiliates the right of first refusal to acquire at market price the (i) master servicing; (ii) primary servicing that is available for sale from MLMCI; (iii) special servicing; and (iv) "B" pieces, as defined by those securities rated BB-, B, B- and unrated, by any of the Rating Agencies, resulting from such securitization;

                 (xviii) In the event that a securitization, as contemplated by this Agreement, should fail to occur, Seller shall pay to MLMCI a fee equal to the amount obtained by applying twenty
                     (20) basis points to the aggregate outstanding Repurchase Prices as of the date such securitization is deemed to have failed;

                 (xix)  Each Mortgage Loan will at all times be the subject of hedging techniques established by Seller that are prudent, reasonable and customary in the mortgage banking industry; Seller shall, upon request of MLMCI, provide in form and substance satisfactory to MLMCI indicating that the Mortgage Loans are in fact subject to hedging techniques; Seller shall engage Merrill Lynch to conduct the hedging transactions contemplated herein these Supplemental Terms subject to reasonable market terms and costs; Seller hereby assigns, transfers, and conveys to MLMCI all of Seller's right (but not its obligations), title, and interest held directly or indirectly, in and to such hedges on the Mortgage Loans;

                 (xx)   Seller shall promptly notify MLMCI with respect to any
                     development, including but not limited to changes to Seller's senior management, which might materially and adversely affect the financial condition of Seller;

                 (xxi)  Seller shall maintain a minimum Book Net Worth of
                     $15,000,000, evidence of which shall be provided in form and substance satisfactory to MLMCI prior to any Transaction;

                 (xxii) The proceeds from any Warehouse Facility obtained by
                     Seller following the date hereof, subject to the terms and conditions set forth in this Agreement, shall be no more than * of the Market Value of the collateral securing such proceeds;

                 (xxiii) Seller shall retain no less than 75% of its Net Income for any period during which its Book Net Worth is less than $30,000,000;

                 (xxiv) Seller shall prepare (in form and substance acceptable to MLMCI) and deliver to MLMCI the WMF Guidelines no later than thirty (30) days following the date hereof;

                 (xxv)  In the event that Seller's Book Net Worth at any time is less than $30,000,000, Seller shall, for so long as its Book Net Worth is below such amount, provide MLMCI on a semiannual basis within forty-five (45) days after the end of the second and fourth calendar quarter of each calendar year, with an explanation of any financial statements, statements of financial condition and statements of income provided to MLMCI pursuant to Paragraph 12 hereof relating to the preceding semiannual period (or the period from the date hereof if such explanation is required to be provided before the expiration of two calendar quarters after the date hereof) in such detail as MLMCI may reasonably request; and

                 (xxvi) Seller shall promptly notify MLMCI if either Lawrence A.
                     Brown or Michael H. Greco shall, for whatever reason, cease to be employed by, and to regularly provide services to, Seller as its President and Chief Executive Officer, respectively (or in an equivalent capacity), on a full-time basis.

10.    EVENTS OF DEFAULT.


       (a) The term "Event of Default" shall, in addition to the definition set forth in the Master Repurchase Agreement, include the following events:

                 (i)    Any governmental or self-regulatory authority shall take
                     possession of MLMCI or Seller or all or substantially all of its property or appoint any such trustee, receiver, conservator or other official, or such party shall take any action to authorize any of the actions set forth in this clause (i).

                 (ii)   MLMCI shall have reasonably determined that Seller is or
                     will be unable to meet its commitments under this Agreement, shall have notified Seller of such determination and Seller shall not have responded with appropriate information to the contrary within one (1) Business Day.

                 (iii)  A final judgment by any competent court in the United
                     States of America for the payment of money in an amount of at least $100,000 is rendered against Seller, and the same remains undischarged or unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed.

                 (iv)   This Agreement shall for any reason cease to create a
                     valid, first priority security interest in any of the Mortgage Loans purported to be covered thereby.

                 (v)    Any representation or warranty made by Seller in this
                     Agreement or any Custodial Agreement shall have been incorrect or untrue in any material respect when made or repeated or when deemed to have been made or repeated; provided, however, that with respect to the representations and warranties contained in 9(c) of these Supplemental

                     Terms, such circumstance shall not constitute an Event of Default if, after taking into account the Market Value of the Mortgage Loans without taking into account the Mortgage Loans with respect to which such circumstance has occurred, no other Event of Default shall have occurred and be continuing.

                 (vi)   Any covenant made by Seller in the Agreement or any
                     Custodial Agreement shall have been breached in any material respect; provided, however, that in the case of covenants made with respect to the Purchased Securities that are Mortgage Loans, such circumstances shall not constitute an Event of Default if, after determining the Market Value of the Mortgage Loans without taking into account the Mortgage Loans with respect to the which such circumstances have occurred, no other Event of Default shall have occurred and be continuing.

                 (vii)  Any event of default or any event which with notice, the passage of time or both shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which Seller is bound or affected shall occur and be continuing including, without limitation, any such agreement of Seller to which MLMCI is a party.

                 (viii) An Act of Insolvency shall occur with respect to MLMCI,
                     Seller or a controlling entity of either MLMCI or Seller.

       (b) In addition to the other remedies available to MLMCI, upon the occurrence and during the continuance of an Event of Default by Seller, MLMCI shall have the following additional remedies:

                 (i)    All rights of Seller to receive payments which it would
                     otherwise be authorized to receive pursuant to Paragraph 5 of these Supplemental Terms shall cease, and all such rights shall thereupon become vested in MLMCI, which shall thereupon have the sole right to receive such payments and apply them to the aggregate unpaid Repurchase Prices owed by Seller.

                 (ii)   All payments that are received by Seller contrary to the
                     provisions of the preceding clause (i) shall be received in trust for the benefit of MLMCI, shall be segregated from other funds of such Seller and shall be promptly remitted to MLMCI.

                 (iii)  MLMCI may exercise any self-help remedies permitted by applicable law.

                 (iv)   MLMCI shall be entitled to the right of set off with
                     respect to any amounts owed by MLMCI or any affiliate of MLMCI to Seller as set forth in Paragraph 22 of these Supplemental Terms.

       (c) Any sale of Purchased Securities under Paragraph 11 of the Master Repurchase Agreement shall include sales in connection with a securitization and in all cases shall be conducted in a commercially reasonable manner.

       (d) Expenses incurred in connection with an Event of Default shall include without limitation those costs and expenses incurred by the nondefaulting party as a result of the early termination of any repurchase agreement or reverse repurchase agreement entered into by the nondefaulting party in connection with the Transaction then in default.

11.    EVENTS OF TERMINATION.

       At the option of MLMCI, exercised by written notice to Seller, the Repurchase Date for any or all Transactions under this Agreement shall be deemed to immediately occur in the event that:

       (a) In the reasonable judgment of MLMCI a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Seller, MLMCI shall have notified Seller of such determination (i) prior to 5:00 p.m., New York City time, on a Business Day and Seller shall not have responded with information to the contrary satisfactory to MLMCI by 12:00 p.m., New York City time, on the next Business Day or (ii) after 5:00 p.m., New York City time, on a Business Day and Seller shall not have responded with information to the contrary satisfactory to MLMCI by 12:00 p.m., New York City time, on the second succeeding Business Day;

       (b) MLMCI shall request written assurances as to the financial well being of Seller and such assurances shall not have been provided within 48 hours of such request;

       (c) Seller shall be in default with respect to any normal and customary covenants under any debt contract or agreement, any servicing agreement or any lease to which it is a party, which default could materially adversely affect the financial condition of Seller (which covenants include, but are not limited to, an Act of Insolvency of Seller or the failure of Seller to make required payments under such contract or agreement as they become due);

       (d) Seller shall merge or consolidate into any entity unless the surviving or resulting entity shall be acceptable to MLMCI, in its sole discretion, and such entity expressly assumes by written agreement, executed and delivered to MLMCI in form and substance satisfactory to MLMCI, the performance of all of such Seller's duties and obligations hereunder and under the Custody Agreement;

       (e) In the event the senior debt obligations or short-term debt obligations of Merrill Lynch & Co., Inc. shall be rated below the four highest generic grades (without regard to pluses or minuses reflecting gradations within such generic grades) by one of the Rating Agencies, both Seller and MLMCI agree to terminate future financing and reduce existing outstanding advances to a zero balance in a prudent and commercially reasonable manner;

       (f) A firm of independent accountants shall have failed to issue an opinion or shall have issued a qualified opinion in connection with the most recent audited financial statements of Seller or Guarantor;

       (g) Any Mortgage Loan shall have been subject to this Agreement or to the Custody Agreement for more than three hundred sixty-four (364) days in aggregate; and

       (h) Seller's Book Net Worth shall at any time be less than $15,000,000.

       The acceleration of the Repurchase Date as provided in this Paragraph 11 shall be in addition to any other rights of the parties to cause such an acceleration under this Agreement.

       Any provision hereof to the contrary notwithstanding, MLMCI is not required to enter into any Transactions after it has determined, in its reasonable judgment, that a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Seller.

12.    KEY PERSONNEL TERMINATION EVENT.

       (a) In the event that MLMCI becomes aware of a Key Personnel Termination Event, MLMCI shall have the option, exercised by written notice to Seller, to cause the Repurchase Date for any and all Transactions under this Agreement to occur on the earlier of
              (i) the date specified in the related Confirmation and (ii) one hundred and twenty (120) days after the date of occurrence of the Key Personnel Termination Event specified in such written notice.

       (b) In the event that Seller notifies MLMCI in writing of the occurrence of a Key Personnel Termination Event, MLMCI shall advise Seller within thirty (30) days of MLMCI's receipt of such notice as to whether or not MLMCI intends to exercise its termination option pursuant to subparagraph (a) above.

       (c) Any provision hereof to the contrary notwithstanding, if a Key Personnel Termination Event shall have occurred, the Disbursement Instructions, Credit Committee Presentations and, in the case of Commercial Real Estate Products, the information set forth at Exhibit G referred to in Paragraph 8(e) of these Supplemental Terms shall be delivered to MLMCI (or its designee) three (3) Business Days prior to the Purchase Date for the related Mortgage Loan for any Transaction occurring after such Key Personnel Termination Event. MLMCI shall determine if the related Mortgage Loan is an Eligible Mortgage Loan and subject to purchase by MLMCI hereunder within three (3) Business Days of its having received the aforesaid documentation. The failure of MLMCI to respond to Seller within such three (3) Business Day period shall be deemed to be an affirmative response.

13.    FINANCIAL STATEMENTS.

       (a) Seller shall provide MLMCI (i) within one hundred and twenty (120) days after the end of the fiscal year of Guarantor an audited year-end consolidating financial statement for such fiscal year, together with the report of independent certified accountants,
              (ii) within sixty (60) days after the end of each of the first three fiscal quarters in each fiscal year unaudited consolidated statements of financial condition and consolidated statement of income of Seller certified to be true and correct by the chief financial officer or other Responsible Officer of Seller stating that such financial statements are fairly presented in accordance with generally accepted accounting principles and that no Event of Default exists under the Agreement, and (iii) within thirty (30) days after the last day of each calendar month consolidated statements of income for such month and balance sheets as of the end of such month accompanied in each case by a certificate of the chief financial officer or other Officer of Seller stating that such financial statements are fairly presented in accordance with generally accepted accounting principles and that no Event of Default exists under the Agreement.

       (b) Each delivery of Purchased Securities by Seller to MLMCI hereunder will constitute a representation by Seller that there has been no material adverse change in Seller's and Guarantor's financial condition not disclosed to MLMCI since the date of Seller's and Guarantor's most recent unaudited balance sheet or income statement delivered to MLMCI. Seller shall provide MLMCI, from time to time at Seller's expense, with such information of a financial or operational nature as MLMCI may reasonably request promptly upon receipt of such request.

14.    REPURCHASE PRICE; PRICE DIFFERENTIAL.

       The Price Differential shall be payable in arrears with respect to each Transaction, together with the Purchase Price therefor, on the termination date for the related Transaction or as may be otherwise mutually agreed upon by the parties in the related Confirmation/Funding Request. Payment of the Repurchase Price (including the Price Differential) shall be made by wire transfer in immediately available funds.

15.    NEW YORK JURISDICTION; WAIVER OF JURY TRIAL.

       Seller agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement. MLMCI and Seller each hereby waives the right of trial by jury in any litigation arising hereunder.

16.    ADDITIONAL INFORMATION; CONFIDENTIALITY.

       (a) Seller agree to provide MLMCI with such information, documents, and data as MLMCI may reasonably request concerning any Mortgage Loan that is the subject of review by MLMCI for qualification as an Eligible Mortgage Loan. Such information may include, but is not limited to, the items listed in Exhibit G and the Mortgage File. At any reasonable time Seller shall permit MLMCI, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Mortgage Loan that is the subject of any Transaction. Such inspection shall occur upon the request of MLMCI at a mutually agreeable location during regular business hours and on a date not more than three (3) Business Days after the date of such request.

       (b) Seller acknowledges that this Agreement and the Custody Agreement (including any drafts and versions thereof) are confidential in nature and Seller agrees that, unless otherwise directed by a court of competent jurisdiction or as may be required by federal or state law (which determination as to federal or state law shall be based upon written advice of counsel), it shall limit the distribution of such documents to its officers, employees, attorneys, accountants and agents as required in order to conduct its business with MLMCI.

       (c) MLMCI acknowledges that the information relating to the Mortgage Loans provided by Seller to MLMCI is confidential in nature and MLMCI agrees that, unless otherwise directed by a court of competent jurisdiction or as may be required by federal or state law (which determination as to federal or state law shall be based upon written advice of counsel), it shall limit the dissemination of such information to its officers, employees, attorneys, accountants and agents as required in order to conduct its business with Seller. MLMCI agrees that neither it nor any of its affiliates will use information provided to MLMCI by Seller to solicit the owner (or any of its affiliates) of the property securing any Mortgage Loan for the purpose of refinancing said Mortgage Loan or otherwise providing mortgage financing to said owner (or any of its affiliates).

17.    MARGIN MAINTENANCE.

       Paragraph 4(a) of the Master Repurchase Agreement is hereby modified to provide that if notice is given by MLMCI to Seller under such paragraph, Seller shall transfer the cash or Additional Purchased Securities to MLMCI (in the manner contemplated by this Agreement and the Custody Agreement) prior to the close of business in New York City on the third Business Day following the date of such notice. In the event that a Margin Deficit should remain outstanding 24 hours following notice of such Margin Deficit, Seller shall immediately deliver to MLMCI documentation evidencing Seller's request for funds from its financial institution to cure such Margin Deficit. In the event that a Margin Deficit should remain outstanding beyond the period of time permitted pursuant to this Paragraph 17, MLMCI shall have the right to proceed, as set forth in Paragraph 22 of these Supplemental Terms, against any assets held by MLMCI under any other agreement or transaction with Seller or any of Seller's affiliates, including any transactions involving the securitization of the Mortgage Loans, in order to cure such Margin Deficit. For any period during which there exists a Margin Deficit, including the day on which MLMCI provides Seller with notice of such Margin Deficit, the Price Differential for all outstanding Transactions shall be calculated on the basis of the Default Rate.

18.    SERVICING ARRANGEMENTS AND ASSIGNMENT.

       (a) Seller hereby assigns for security purposes only its rights under each servicing agreement relating to a Mortgage Loan to MLMCI.

       (b) The parties hereto agree and acknowledge that, notwithstanding the purchase and sale of any Mortgage Loan contemplated hereby and the assignment for security purposes by Seller to MLMCI of Seller's rights under each related servicing agreement (as contemplated by subparagraph (a) above and Exhibit B), Seller shall cause the Mortgage Loans to continue to be serviced for the benefit of MLMCI and, if MLMCI shall exercise its rights to sell the Mortgage Loans pursuant to the Agreement prior to the related Repurchase Date, MLMCI's assigns.

       (c) Seller shall cause each Mortgage Loan to be serviced by the related Servicer in accordance with pertinent prudent commercial mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and consistent with applicable law and regulations.

       (d) Upon the occurrence and during the continuation of an Event of Default, MLMCI may, at its option exercise Seller's rights, powers and obligations under any servicing agreement that has been assigned by Seller to MLMCI pursuant to the terms hereof.

       (e) Each Servicer of Mortgage Loans other than an affiliate of Seller and each related servicing agreement must be reasonably acceptable to MLMCI.

       (f) Seller shall provide or cause the related Servicer to provide MLMCI and its permitted assigns with periodic reports in the form of Exhibit E hereto concerning the Mortgage Loans that are the subject of a Transaction with such frequency and containing such information as MLMCI or its permitted assigns may reasonably request, but in any event at least once every month while a Transaction is outstanding.

       (g) MLMCI acknowledges and agrees that each servicing agreement between the Seller and the respective Servicer, including any servicing agreement relating to a Mortgage Loan, will be or may be subject to a first priority security interest, with respect to said Servicer's rights in each servicing agreement, in favor of a secured party other than MLMCI, which security interest has been or may be granted to such secured party by the Servicer. MLMCI acknowledges and agrees that notwithstanding anything to the contrary in this Agreement, it accepts the Seller's assignment for security purposes of the Seller's rights in each servicing agreement between the Seller and a Servicer subject to the rights of the Servicer under the servicing agreement, and to the rights of any secured party of the Servicer to whom the Servicer has granted a security interest in the Servicer's rights under the servicing agreement.

19.    OPINIONS OF COUNSEL.

       Seller shall, on the date of the first Transaction hereunder and, upon the request of MLMCI, on the date of any subsequent Transaction, cause to be delivered to MLMCI, with reliance thereon permitted as to any person or entity that purchases the Mortgage Loans from MLMCI in a repurchase transaction, a favorable opinion of Seller's counsel with respect to the matters set forth in Exhibit C hereto, in form and substance reasonably acceptable to MLMCI.

20.    FURTHER ASSURANCES.

       Seller shall promptly provide such further assurances or agreements as MLMCI may request in order to effect the purposes of this Agreement.

21.    MLMCI AS ATTORNEY-IN-FACT.

       MLMCI is hereby appointed to act as the attorney-in-fact of Seller upon the occurrence and during the continuation of an Event of Default for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that MLMCI may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, MLMCI shall have the right and power after the occurrence and during the continuation of any Event of Default to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any of the Purchased Securities and to give full discharge for the same.

22.    CROSS-COLLATERALIZATION; RIGHT OF SET-OFF.

       MLMCI may, in its sole discretion upon the occurrence and during the continuation of an Event of Default hereunder, proceed against any assets held by it or any of its affiliates under any hedging related agreement with Seller and shall have a right of set-off against any amounts owed by MLMCI or any of its affiliates to Seller under any hedging related agreement with Seller. In addition, the parties agree that MLMCI or any of its affiliates may, in its sole discretion upon the occurrence and during the continuation of an event of default under any other agreement with Seller, proceed against any assets held by it hereunder and shall have a right of set-off against any amount owed by MLMCI to Seller hereunder.

23.    MAXIMUM TRANSACTION AMOUNT.

       The aggregate outstanding Repurchase Price as of any date of determination for all Transactions hereunder for which the related Mortgage Loans were originated by a Closing Agent other than a title insurance company shall not exceed $100,000,000 without twenty-four (24) hours prior notice to, and the consent of, MLMCI.

       The Purchase Price for any Eligible Mortgage Loan shall not exceed * of the outstanding principal balance of such Eligible Mortgage Loan as of the Purchase Date.

       The aggregate outstanding Repurchase Price for the Purchased Securities subject to this Agreement as of any date of determination shall not exceed $500,000,000.

24.    TERMINATION.

       Notwithstanding any provisions of Paragraph 16 of the Master Repurchase Agreement to the contrary, this Agreement and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on the date occurring twenty-three (23) calendar months and twenty-nine (29) days after the date as of which this Agreement is entered into. Either party may terminate this Agreement and all Transactions outstanding hereunder upon six (6) months' prior notice.

25.    EXPENSES.

              (i) Seller shall pay its own costs and expenses and all reasonable third-party out of pocket costs and expenses of MLMCI (including, without limitation, reasonable fees and expenses for legal services) incident to the preparation and negotiation of this Agreement, the Custody Agreement and any documents relating thereto, up to a maximum of $35,000 in the aggregate. Notwithstanding the preceding sentence, MLMCI shall pay its own costs and expenses relating to any due diligence activities which it conducts with respect to any of the Eligible Mortgage Loans.

              (ii) Seller agrees to pay to MLMCI on demand all reasonable third-party out-of-pocket costs and expenses (including reasonable expenses for legal services) of any subsequent enforcement of any of the provisions hereof, or of the performance by MLMCI of any obligations of Seller in respect of the Mortgage Loans which Seller has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Mortgage Loans and for the custody, care or preservation of the Mortgage Loans (including insurance costs) and defending or asserting rights and claims of MLMCI in respect thereof, by litigation or otherwise, including expenses of insurance.

              (iii) MLMCI agrees to pay to Seller on demand all reasonable costs and expenses (including reasonable expenses for legal services) of any subsequent enforcement of any of the provisions hereof occasioned by actions or omissions that are solely and exclusively in the control of MLMCI. The parties hereby agree that MLMCI shall not be liable for the acts or omissions of the Custodian.

26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

27. INCORPORATION OF TERMS. The Master Repurchase Agreement as supplemented hereby shall be read, taken and construed as one and the same instrument.

WMF CAPITAL CORP.                                     MERRILL LYNCH MORTGAGE
                                                        CAPITAL INC.

By:   /s/ Michael D. Ketcham                    By:    /s/ Michael Blum
      ----------------------                           ----------------
Name:   Michael D. Ketcham                      Name:   Michael Blum
        ------------------                              ------------
Title: Executive Vice President                 Title: Managing Director
       ------------------------                        -----------------